Exhibit 99.1
SI-BONE, Inc. Reports Financial Results for the Second Quarter 2024
Increases 2024 revenue guidance to $165 million - $167 million
Expects to achieve positive Adjusted EBITDA in Fourth Quarter 2024

SANTA CLARA, Calif. August 5, 2024 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving sacropelvic disorders, today reported financial results for the quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights (comparisons are to the prior year period)
•Worldwide revenue of $40.0 million, representing growth of ~20%
•U.S. revenue of $37.8 million, representing growth of ~21%
•Gross margin of ~79%
•Net loss of $8.9 million, representing an improvement of ~20%
•Adjusted EBITDA loss of $2.7 million, representing an improvement of ~43%
•Ended the quarter with $151.5 million in cash and equivalents

Recent Operational Highlights (comparisons are to the prior year period)
•Over 1,150 U.S. active physicians in the second quarter 2024, representing an increase of ~23%
•Thomas West, President and CEO at Nalu Medical, Inc., and Dan Wolf, SVP, Chief Strategy and M&A Officer at Baxter International Inc., joined the Board of Directors
•5-year results from SALLY prospective clinical trial reaffirm the significant and sustained reduction in SI joint pain, persistent functional improvement, and 100% bone integration with iFuse-3D
•Early interim results from STACI study confirm the safety and efficacy of lateral transfixing SI joint fusion using TORQ when performed by interventional spine physicians
"I am delighted with our strong operating results as we delivered record revenue in the second quarter, reflecting overall strong demand dynamics including elevated interest in our recently launched Granite 9.5. Given the momentum in the business, we expect revenue growth to accelerate in the second half of 2024,” said Laura Francis, Chief Executive Officer. "Our ability to develop new markets with large unmet clinical needs is driving our U.S. procedure volume growth and expanding physician base. We also continue to make significant progress in improving our profitability and expect to achieve positive adjusted EBITDA in the fourth quarter."

Second Quarter 2024 Financial Results

Worldwide revenue was $40.0 million in the second quarter 2024, a ~20% increase from $33.3 million in the corresponding period in 2023. U.S. revenue for the second quarter 2024 was $37.8 million, a ~21% increase from $31.2 million in the corresponding period in 2023. International revenue for the second quarter 2024 was $2.2 million compared to $2.1 million in the corresponding period in 2023.

Gross profit was $31.6 million in the second quarter 2024, a ~17% increase from $27.0 million in the corresponding period in 2023. Gross margin was ~79% for the second quarter 2024, as compared to ~81% in the corresponding period in 2023. Gross margin in the second quarter 2024 was impacted by procedure and product mix.

Operating expenses increased ~7% to $41.7 million in the second quarter 2024, as compared to $39.0 million in the corresponding period in 2023. The change in operating expenses was primarily driven by increases in sales commissions driven by revenue growth, increase in commercial activities to support new product launches, research and development investments, and higher stock-based compensation.

Operating loss improved by ~16% to $10.1 million in the second quarter 2024, as compared to an operating loss of $12.0 million in the corresponding period in 2023.

Net loss improved by ~20%, to $8.9 million, or $0.22 per diluted share in the second quarter 2024, as compared to a net loss of $11.2 million, or $0.30 per diluted share in the corresponding period in 2023.

Adjusted EBITDA loss improved by ~43% to $2.7 million in the second quarter 2024, as compared to an Adjusted EBITDA loss of $4.7 million in the corresponding period in 2023.

Cash and marketable securities were $151.5 million and borrowings were $36.1 million as of June 30, 2024.

2024 Updated Financial Guidance

SI-BONE is updating 2024 worldwide revenue guidance to be in the range of $165 million to $167 million, an increase from the previous guidance of $164 million to $166 million. Compared to 2023, the updated guidance translates to growth of ~19% to ~20%, versus growth of ~18% to ~20% implied in the earlier guidance. The Company expects to be Adjusted EBITDA positive in the fourth quarter of 2024.

Webcast Information

SI-BONE will host a conference call to discuss the second quarter 2024 financial results after market close on Monday, August 5, 2024 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/bdg2s7zw. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in developing unique technologies for surgical treatment of sacropelvic disorders. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 3,900 physicians in performing a total of over 100,000 procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 130 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, sacropelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

iFuse Bedrock Granite, iFuse-TORQ and SI-BONE are registered trademarks of SI-BONE, Inc. ©2024 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's ability to introduce and commercialize new products and indications, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE's devices. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filing on Form 10-K, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors." SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE's reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal
Sr. Director, FP&A and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$39,969	$33,305	$77,836	$66,013
Cost of goods sold	8,393	6,318	16,395	12,242
Gross profit	31,576	26,987	61,441	53,771
Operating expenses:
Sales and marketing	28,970	27,492	58,357	54,805
Research and development	4,352	3,656	8,697	6,947
General and administrative	8,332	7,802	16,508	15,275
Total operating expenses	41,654	38,950	83,562	77,027
Loss from operations	(10,078)	(11,963)	(22,121)	(23,256)
Interest and other income (expense), net:
Interest income	2,015	1,582	4,128	2,515
Interest expense	(880)	(850)	(1,761)	(1,689)
Other income (expense), net	4	25	(89)	99
Net loss	$(8,939)	$(11,206)	$(19,843)	$(22,331)

Net loss per share, basic and diluted	$(0.22)	$(0.30)	$(0.48)	$(0.61)
Weighted-average number of common shares used to compute basic and diluted net loss per share	41,317,627	37,864,185	41,126,009	36,399,309

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$25,577	$33,271
Short-term investments	125,950	132,748
Accounts receivable, net	24,796	21,953
Inventory	23,233	20,249
Prepaid expenses and other current assets	2,777	3,173
Total current assets	202,333	211,394
Property and equipment, net	19,108	16,000
Operating lease right-of-use assets	2,079	2,706
Other non-current assets	323	325
TOTAL ASSETS	$223,843	$230,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,180	$4,588
Accrued liabilities and other	13,496	17,452
Operating lease liabilities, current portion	1,384	1,416
Total current liabilities	22,060	23,456
Long-term borrowings	36,149	36,065
Operating lease liabilities, net of current portion	887	1,511
Other long-term liabilities	14	18
TOTAL LIABILITIES	59,110	61,050

Stockholders' Equity:
Common stock and additional paid-in capital	584,790	569,481
Accumulated other comprehensive income	227	335
Accumulated deficit	(420,284)	(400,441)
TOTAL STOCKHOLDERS’ EQUITY	164,733	169,375
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$223,843	$230,425

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(8,939)	$(11,206)	$(19,843)	$(22,331)
Interest income	(2,015)	(1,582)	(4,128)	(2,515)
Interest expense	880	850	1,761	1,689
Depreciation and amortization	992	1,236	2,081	2,322
Stock-based compensation	6,398	5,998	13,428	12,192
Adjusted EBITDA	$(2,684)	$(4,704)	$(6,701)	$(8,643)